QuickLinks -- Click here to rapidly navigate through this document

EXHIBIT 99.1

WRITTEN CERTIFICATION of
CHIEF EXECUTIVE OFFICER and CHIEF FINANCIAL OFFICER
PURSUANT to 18 U.S.C. SECTION 1350

        The undersigned, the Chief Executive Officer and the Chief Financial Officer of EFJ, Inc. (the "Company"), each hereby certifies that, to the best of each of their knowledge:

  a)
  the Company's Report on Form 10-Q for the quarterly period ending March 31, 2003 filed with the Securities and Exchange Commission (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

  b)
  information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

By:	/s/ MICHAEL E. JALBERT Michael E. Jalbert Chief Executive Officer May 02, 2003
By:	/s/ MASSOUD SAFAVI Massoud Safavi Chief Financial Officer May 02, 2003

        The foregoing certification is being furnished solely pursuant to 18 U.S.C. Section 1350. A signed original of this written statement, required by Section 906, has been provided to EFJ, Inc. and such statement will be retained by EFJ, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.

QuickLinks

  EXHIBIT 99.1